UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         July 31, 2023

WOLF ENERGY SERVICES INC.
(Exact name of registrant as specified in its charter)

Florida	000-30454	65-0742890
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

408 State Hwy 135N, Kilgore, Texas	75662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	903-392-0948

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2023, Jimmy Galla, Chief Executive Officer, Chief Financial Officer, and a director of Wolf Energy Services Inc. (the “Company”), resigned from his positions as an officer and director of the Company to pursue other interests. Mr. Galla's departure from the Company was amicable and he was in good standing at the time of his resignation. As a result of his resignation from his positions with the Company, Mr. Galla is no longer an employee or director of the Company or any subsidiary. Following Mr. Galla’s resignation the board of directors appointed Jimmy “JD” Reedy to serve as interim Chief Executive Officer of the Company. Mr. Reedy has served on the board of directors of the Company since September 2022 and as the chief operating officer of Banner Midstream Corp., a wholly owned subsidiary of the Company, since April 2019. Description of the five-year business experience, compensatory arrangements and related party transactions of Mr. Reedy has previously been disclosed by the Company in its filings with the Securities and Exchange Commission, most recently in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed on June 26, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLF ENERGY SERVICES INC.

Date: August 3, 2023	By: /s/ Jimmy “JD” Reedy
Jimmy “JD” Reedy, Interim Chief Executive Officer